Exhibit 3.5

EXHIBIT 3.5 ARTICLES OF AMENDMENT OF REGISTRANT

Document must be filed electronically.		Colorado Secretary of State
		Date and Time: 10/01/2012 01:58 PM ID Number: 19871469618
Paper documents will not be accepted.
Document processing fee		Document number: 20121550136
Fees & forms/cover sheets are subject to change.	$25.00	Amount Paid: $25.00
To access other information or print
copies of filed documents,
visit www.sos.state.co.us and
select Business.

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		19871469618

1.	Entity name:	MESA LABORATORIES, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)

2.	New Entity name:
(if applicable)

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box):	☐ “bank” or “trust” or any derivative thereof ☐ “credit union” ☐ “savings and loan” ☐ “insurance”, “casualty”, “mutual”, or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:
(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☒

7.	(Optional) Delayed effective date:
(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

AMD_PC	Rev. 5/01/2010

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:	BERNSTEIN	ANDREW	N.
(Last)	(First)	(Middle)	(Suffix)

8101 EAST PRENTICE AVENUE
(Street name and number or Post Office information)

SUITE 890
GREENWOOD VILLAGE	CO	80111
(City)	(State)	(Postal/Zip Code)

United States
(Province — if applicable)	(Country — if not US)

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF MESA LABORATORIES, INC.

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 8,000,000 TO 25,000,000

On September 14, 2012, at an annual meeting of the shareholders of Mesa Laboratories, Inc., the following amendment to its Articles of Incorporation was approved by the following vote:

FOR:	2,070,695
AGAINST:	843,630
ABSTAIN:	1,719
BROKER NON-VOTES:	1,131

The first sentence of “Article Four - Capital Stock” of the Articles of Incorporation is hereby amended to read as follows:

“The amount of authorized capital stock of this corporation is twenty five million (25,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock.”